UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to Rule 14a-12

STRATEGIC STORAGE TRUST, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STRATEGIC STORAGE TRUST, INC.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 16, 2010

To the Stockholders of Strategic Storage Trust, Inc.:

I am pleased to invite our stockholders to the annual meeting of stockholders of Strategic Storage Trust, Inc. The annual meeting will be held on June 16, 2010 at 10:00 A.M. (PDT), at the offices of Strategic Storage Trust, Inc., 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694, for the following purposes:

1.	to elect three Directors, each for a term of one year; and

2.	to ratify the appointment of Reznick Group, P.C. as our independent registered public accounting firm for the year ending December 31, 2010.

Our Board of Directors has fixed the close of business on March 31, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only record holders of common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact Paula Mathews, our Executive Vice President and Secretary, via mail at 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694 or via telephone at (877) 327-3485.

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the annual meeting. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. To make voting easier for you, you may vote your shares by proxy in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by completing a proxy card at http://www.dfking.com/strategic; or (3) by telephone at 1-800-991-5620. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our Board of Directors.

You are cordially invited to attend the annual meeting. Your vote is very important. Please vote by proxy using one of the three prescribed methods.

By Order of the Board of Directors,

/s/ H. Michael Schwartz
H. Michael Schwartz
Chairman of the Board of Directors,
President and Chief Executive Officer

Ladera Ranch, California

April 20, 2010

STRATEGIC STORAGE TRUST, INC.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

PROXY STATEMENT

Introduction

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Strategic Storage Trust, Inc. (which we refer to in this proxy statement as the “Company”) for use at the annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694. We expect to mail this proxy statement and the accompanying proxy to our stockholders on or about April 20, 2010. Our 2009 Annual Report to Stockholders will be mailed on the same date.

QUESTIONS AND ANSWERS

Q:	When and where will the annual meeting be held?

A:	Our 2010 annual meeting of stockholders will be held on June 16, 2010 at 10:00 A.M. (PDT). The meeting will be held at the Company’s offices at 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694.

Q:	What is the purpose of the meeting?

A:	At the meeting, you will be asked to:

•	elect three Directors for one-year terms expiring in 2011;

•	ratify the appointment of Reznick Group, P.C. as our independent registered public accounting firm; and

•	conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our Board of Directors is not aware of any matters that may be acted upon at the meeting other than the matters set forth in the first two bullet points listed above.

Q:	Who can vote at the meeting?

A:	Stockholders of record at the close of business on March 31, 2010, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date. As of the record date, we had 19,162,862 shares of common stock issued, outstanding and eligible to vote.

Q:	How many votes do I have?

A:	Each outstanding share of common stock entitles its holder to cast one vote with respect to each matter to be voted upon at the annual meeting.

Q:	How can I vote?

A:	You may vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via mail, by completing, signing, dating and returning your proxy card in the enclosed envelope;

•	via the Internet at http://www.dfking.com/strategic; or

•	via telephone at 1-800-991-5620.

Regardless of whether you intend to attend the annual meeting, we encourage you to vote by proxy in accordance with one of the methods described above. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. If you vote by proxy, you may still attend the annual meeting and vote in person. If you do so, any previous votes that you submitted, whether by mail, the Internet or telephone, will be superseded by the vote that you cast at the annual meeting.

Q:	How will my proxies be voted?

A:	Shares represented by valid proxies will be voted in accordance with the directions given on the relevant proxy card. If a proxy card is signed and returned without any directions given, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Directors as to the election of Directors and the ratification of the appointment of Reznick Group, P.C. as our independent registered public accounting firm.

If other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in accordance with their best judgment in such matters.

Q:	What are the Board of Directors’ voting recommendations?

A:	Our Board of Directors recommends that you vote “FOR ALL” of the nominees to our Board of Directors and “FOR” the ratification of Reznick Group, P.C. as our independent registered public accounting firm.

Q:	How can I change my vote or revoke my proxy?

A:	You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (via mail, the Internet or telephone), by attending the annual meeting and voting in person or by written notice addressed to: Strategic Storage Trust, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694.

To be effective, a proxy revocation must be received by us at or prior to the annual meeting.

Q:	What vote is required to approve each proposal?

A:	Election of Directors. Each Director is elected by the affirmative vote of a majority of votes cast at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. There is no cumulative voting in the election of our Directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Ratification of Appointment of Independent Accounting Firm. The appointment of Reznick Group, P.C. as our independent registered public accounting firm is ratified by the affirmative vote of a majority of votes cast at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Q:	What constitutes a “quorum”?

A:	The presence at the annual meeting, in person or represented by proxy, of stockholders entitled to cast fifty percent (50%) of all the votes entitled to be cast at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:	We will bear the entire cost of the solicitation of proxies from our stockholders. We have retained DF King & Co., Inc. to assist us in connection with the solicitation of proxies for the annual meeting. DF King & Co., Inc. will be paid fees of approximately $45,000 to $55,000, plus out-of-pocket expenses, for its basic solicitation services, which include printing and review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our Directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?

A:	The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders, which allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Strategic Storage Trust, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694 or call us at (877) 327-3485. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Q:	How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

A:	In order for a stockholder proposal to be properly submitted for presentation at our 2011 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on December 21, 2010 and ending January 20, 2011. If you wish to present a proposal for inclusion in the proxy materials for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than December 21, 2010. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Strategic Storage Trust, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694. For additional information, see the “Stockholder Proposals” section in this proxy statement.

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

General

We operate under the direction of our Board of Directors, the members of which are accountable to us and our stockholders as fiduciaries. Our Board of Directors is responsible for the management and control of our affairs. Our Board of Directors consists of H. Michael Schwartz, Harold “Skip” Perry and Timothy S. Morris, each of whom have been nominated by our Board of Directors for reelection to serve until our 2011 annual meeting of stockholders or until his successor is elected and qualified. For more detailed information on our Directors, see the “Executive Officers and Directors” section below. Our Board of Directors has formed the following three committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

Leadership Structure

H. Michael Schwartz serves as the Chairman of our Board of Directors, as well as our President and Chief Executive Officer. Our Board of Directors periodically monitors the potential benefits and consequences of splitting the roles of Chairman and principal executive officer, but has determined that, as of the time of this filing, it is appropriate and in our best interest for such roles to remain vested in one person due to our current size, the size of our Board of Directors and the participation of our two Independent Directors in the oversight of our operations and strategy. Our Board of Directors does not have a lead Independent Director, as we believe that the current size our Board of Directors permits both of our Independent Directors to actively participate in this oversight role. As we grow in size, our Board of Directors will continue to evaluate the appropriateness of splitting the roles of Chairman and principal executive officer and creating a lead Independent Director position.

Meetings of our Board of Directors

During 2009, our Board of Directors held 11 meetings, and each of our three Directors attended all 11 meetings.

Director Independence

While our shares are not listed for trading on any national securities exchange, as required by our charter, a majority of the members of our Board of Directors and each committee of our Board of Directors are “independent” as determined by our Board of Directors by applying the definition of “independent” adopted by the New York Stock Exchange (NYSE), consistent with the NASAA Statement of Policy Concerning Real Estate Investment Trusts and applicable rules and regulations of the SEC. Our Board of Directors has determined that Messrs. Perry and Morris both meet the relevant definition of “independent.”

Stockholder Communications with Directors

We have established several means for stockholders to communicate concerns to our Board of Directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of the Audit Committee of our Board of Directors in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee of our Board of Directors in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the Independent Directors in care of our Secretary. All concerns submitted in care of our Secretary will be delivered to the appropriate Independent Director based upon our Secretary’s determination.

Though we have no formal policy on the matter, we encourage all of the members of our Board of Directors to attend our annual meeting of stockholders. All of our Directors attended our 2009 annual meeting.

Risk Management Role

As part of its oversight role, our Board of Directors actively supervises the members of our management that are directly responsible for our day-to-day risk management, including our Chief Financial Officer and Treasurer. The Audit Committee of our Board of Directors, which consists of our two Independent Directors, annually reviews with management our policies with respect to risk assessment and risk management, particularly in the areas of insurance, regulatory compliance, financial risk management, investments and due diligence, and capital flow.

Code of Ethics

Our Board of Directors adopted a Code of Ethics and Business Conduct on May 20, 2008 (the “Code of Ethics”), which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our Directors and employees and officers of our advisor, Strategic Storage Advisor, LLC (“Advisor”), and its affiliates who perform material functions for us. We adopted our Code of Ethnics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available on our website at http://www.strategicstoragetrust.com.

Audit Committee

General

Our Board of Directors adopted a charter for the Audit Committee on May 12, 2008 (the “Audit Committee Charter”), a copy of which was included in our 2009 proxy statement. The Audit Committee’s primary function is to assist our Board of Directors in fulfilling its oversight responsibilities by: (1) selecting an independent registered public accounting firm to audit our annual financial statements; (2) reviewing with the independent registered public accounting firm the plans and results of the audit engagement; (3) approving the audit and non-audit services provided by the independent registered public accounting firm; (4) reviewing the independence of the independent registered public accounting firm; and (5) considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules and regulations.

The members of the Audit Committee are our two Independent Directors, Harold “Skip” Perry and Timothy S. Morris, with Mr. Perry serving as Chairman of the Audit Committee. The Audit Committee held five meetings during 2009, and Messrs. Perry and Morris attended all five meetings. Our Board of Directors has determined that Mr. Perry satisfies the requirements for an “audit committee financial expert” and has designated Mr. Perry as the Audit Committee financial expert in accordance with applicable SEC rules.

Relationship with Principal Auditor

Overview

During the year-ended December 31, 2009, Reznick Group, P.C. (Reznick) served as our independent auditor and provided certain tax and other services. Reznick has served as our independent auditor since our formation. The Audit Committee currently anticipates that it will engage Reznick as our independent auditor to audit our financial statements for the year ending December 31, 2010, subject to agreeing on fee estimates for the audit work. The Audit Committee reserves the right, however, to select a new auditor at any time in the future in its discretion if it deems such decision to be in the best interests of the Company and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

A representative of Reznick is expected to be present at the annual meeting and will have an opportunity to make a statement if he so desires. The representative also will be available to respond to appropriate questions from the stockholders.

Pre-Approval Policies

The Audit Committee Charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for the Company by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules. The Audit Committee may, in its discretion, delegate one or more of its members the authority to pre-approve any services to be performed by our independent auditor, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.

All services rendered by Reznick in the year-ended December 31, 2009 were pre-approved in accordance with the policies set forth above.

Fees Paid to Principal Auditor

The Audit Committee reviewed the audit and non-audit services performed by Reznick, as well as the fees charged by Reznick for such services. In its review of the non-audit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of Reznick. The aggregate fees billed to us for professional accounting services provided by Reznick, including the audits of our annual financial statements, for the years ended December 31, 2009 and 2008, respectively, are set forth in the table below.

	2009	2008
Audit Fees	$213,150	$57,400
Audit-Related Fees	159,250	66,605
Tax Fees	143,184	14,952
All Other Fees	—	—

Total	$515,584	$138,957

For purposes of the preceding table, the professional fees are classified as follows:

•

Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only an independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

•

Audit-Related Fees – These are fees for assurance and related services that traditionally are performed by an independent auditor, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•

Tax Fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Such services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All Other Fees – These are fees for other permissible work performed that do not meet one of the above-described categories, including assistance with internal audit plans and risk assessments.

Audit Committee Report

Pursuant to the Audit Committee Charter adopted by the Board of Directors of the Company, the Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing: (1) the independent auditors and reviewing the financial information to be provided to the Company’s stockholders and others; (2) the system of internal control over financial reporting which management has established; and (3) the audit and financial reporting process. The Audit Committee is composed of two Independent Directors and met five times during the year-ended December 31, 2009. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year-ended December 31, 2009 in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing

Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee also received the written disclosures and the letter from the Company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. In addition, the Audit Committee considered the compatibility of non-audit services provided by the independent auditors with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year-ended December 31, 2009 for filing with the SEC. Our Board of Directors subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year-ended December 31, 2009 for filing with the SEC.

Harold “Skip” Perry (Chairman)
Timothy S. Morris

March 24, 2010

The preceding Audit Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

General

Our Board of Directors ratified the Nominating and Corporate Governance Committee’s adoption of its charter on May 20, 2008 (the “Nominating and Corporate Governance Committee Charter”), a copy of which was included in our 2009 proxy statement. The Nominating and Corporate Governance Committee’s primary focus is to assist our Board of Directors in fulfilling its responsibilities with respect to Director nominations, corporate governance, Board of Directors and committee evaluations and conflict resolutions. The Nominating and Corporate Governance Committee assists our Board of Directors in this regard by: (1) identifying individuals qualified to serve on our Board of Directors, consistent with criteria approved by our Board of Directors, and recommending that our Board of Directors select a slate of Director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our Board of Directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our Board of Directors; (4) overseeing an annual evaluation of our Board of Directors, each of the committees of our Board of Directors and management; (5) developing and recommending to our Board of Directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our Board of Directors; and (7) considering and acting on any conflicts-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our Directors, who is not an Independent Director, could reasonably be compromised, including approval of any transaction involving our Advisor or its affiliates. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules and regulations.

The members of the Nominating and Corporate Governance Committee are our two Independent Directors, Harold “Skip” Perry and Timothy S. Morris, with Mr. Morris serving as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held ten meetings during 2009, and Messrs. Perry and Morris attended all ten meetings.

Board of Directors Membership Criteria and Director Selection

The Nominating and Corporate Governance Committee annually reviews with our Board of Directors the appropriate experience, skills and characteristics required of our Directors in the context of the current membership of our Board of Directors. This assessment includes, in the context of the perceived needs of our Board of Directors at the time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company and the ability of the candidate to attend Board of Directors meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that Independent Directors nominated by our Board of Directors shall be individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a publicly held company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.

Though we do not have a formal policy regarding diversity with respect to identifying nominees and overall board composition, our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our Board of Directors. As part of its annual review process discussed below, the Nominating and Corporate Governance Committee reviews its own effectiveness in recommending Director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our Board of Directors.

While our full Board of Directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our Board of Directors has delegated the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with our President. Pursuant to our charter, however, the Directors must nominate replacements for any vacancies among the Director positions.

The Nominating and Corporate Governance Committee annually reviews Director suitability and the continuing composition of our Board of Directors; it then recommends Director nominees who are voted on by our full Board of Directors. In recommending Director nominees to our Board of Directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other Directors and management of the Company. The Committee will also consider suggestions made by stockholders and other interested persons for Director nominees who meet the established Director criteria. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in the Company’s bylaws.

In evaluating the persons nominated as potential Directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.

With respect to the current nominees to our Board of Directors, whose backgrounds and experience are described in greater detail on pages 15-18, our Nominating and Corporate Governance Committee considered all of the factors set forth above in its determination to recommend them for nomination. In particular, our Nominating and Corporate Governance Committee considered H. Michael Schwartz’s active participation in the management of our operations and his experience in the self-storage industry, Harold “Skip” Perry’s decades of experience in the financial and operational aspects of the real estate industry and the nearly 30 years of financial and management experience of Timothy S. Morris in determining to recommend each of them for nomination to our Board of Directors. In addition, the Nominating and Corporate Governance Committee considered these particular aspects of the backgrounds of Messrs. Perry and Morris relative to the needs of the committees of our Board of Directors in determining to recommend them for nomination.

Corporate Governance

Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, which were adopted by our full Board of Directors.

The Nominating and Corporate Governance Committee also, from time to time, reviews the governance structures and procedures of the Company and suggests improvements thereto to our full Board of Directors. Such improvements, if adopted by the full Board of Directors, shall be incorporated into the written guidelines.

Periodic Evaluations

The Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our Board Directors, each of the other committees of our Board of Directors and management.

Conflicts of Interest

The Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our Directors, who is not an Independent Director, could reasonably be compromised, including approval of any transaction involving our Advisor or its affiliates. Our Independent Directors must approve such transactions as fair and reasonable to us and on terms and conditions not less favorable than those available from unaffiliated third parties, based upon standards set forth in our charter and Code of Ethics, as well as applicable laws, rules and regulations.

Conflicts of interest-related matters that the Nominating and Corporate Governance Committee has acted upon or expects to act upon include, but are not limited to, the following:

•	the continuation, renewal or enforcement of agreements with our Advisor and its affiliates, including the following significant agreements:
•	an advisory agreement (“Advisory Agreement”) with our Advisor;
•	property management agreements (“Property Management Agreements”) with our property manager, Strategic Storage Property Management, LLC (“Property Manager”); and
•	a dealer manager agreement (“Dealer Manager Agreement”) with our dealer manager, U.S. Select Securities LLC (“Dealer Manager”);

•	property sales;

•	property acquisitions; and

•	transactions with affiliates.

Compensation Committee

General

The Compensation Committee’s primary focus is to assist our Board of Directors in fulfilling its responsibilities with respect to officer and Director compensation. The Compensation Committee assists our Board of Directors in this regard by: (1) reviewing and approving our corporate goals with respect to compensation of officers and Directors; (2) recommending to our Board of Directors compensation for all non-employee Directors, including Board and committee retainers, meeting fees and equity-based compensation; (3) administering and granting equity-based compensation to our Advisor, employees of our Advisor and affiliates based upon recommendations from our Advisor; and (4) setting the terms and conditions of such equity-based compensation in accordance with our Employee and Director Long-Term Incentive Plan (the “Plan”). The Compensation Committee fulfills these responsibilities in accordance with current laws, rules and regulations. The Compensation Committee has concluded that, because the Compensation Committee will only need to address issues related to Director compensation while we are an externally advised REIT, a charter is not necessary at the present time. The Compensation Committee will periodically review the need for a charter and, if adopted, will disclose a copy of such charter to our stockholders pursuant to applicable SEC rules.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are our two Independent Directors, Harold “Skip” Perry and Timothy S. Morris, with Mr. Morris serving as Chairman of the Compensation Committee. The Compensation Committee held one meeting during 2009, and Messrs. Perry and Morris attended the meeting.

No member of the Compensation Committee served as an officer, director or employee of any of our affiliates during 2009 or formerly served in such capacity. During 2009, Paula Mathews, our Executive Vice President and Secretary, and Michael S. McClure, our Chief Financial Officer and Treasurer, served as directors and officers of Self Storage REIT, Inc. (“REIT I”) and Self Storage REIT II, Inc. (“REIT II”) two private real estate investment trusts sponsored by our sponsor, Strategic Capital Holdings, LLC (“Sponsor”), for which H. Michael Schwartz, the Chairman of our Board of Directors and our President and Chief Executive Officer, also served as a director and officer. REIT I and REIT II became our wholly-owned subsidiaries on September 24, 2009.

Compensation Discussion and Analysis – Executive Compensation

We do not directly compensate our executive officers, including H. Michael Schwartz, the Chairman of our Board of Directors and our President and Chief Executive Officer, for services rendered to us. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our Board of Directors has not considered, a compensation policy or program for our executive officers. If we determine to compensate our executive officers directly in the future, the Compensation Committee will review all forms of compensation and approve all equity-based awards.

Our executive officers also are officers of our Advisor and its affiliates, and are compensated by such entities for their services to us. We pay these entities fees and reimburse expenses pursuant to our Advisory Agreement. For the year ended December 31, 2009, these reimbursements to our Advisor include reimbursements of a portion of the salaries of our executive officers for time they spent on matters connected to our initial public offering totaling approximately $112,000 and for time they spent on matters connected to the merger with REIT I totaling approximately $137,000. At the present time, we intend to continue to reimburse a portion of the salaries of our executive officers for time they spend on matters connected to our initial public offering; however, the reimbursements related to the REIT I merger are non-recurring expenditures.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis – Executive Compensation be included in this proxy statement.

Timothy S. Morris (Chairman)

Harold “Skip” Perry

March 24, 2010

The preceding Compensation Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Compensation

Summary

As noted above, the Compensation Committee assists our Board of Directors in fulfilling its responsibilities with respect to employee, officer and Director compensation. Because we do not have any employees and our executive officers do not receive any compensation directly from us, these responsibilities are limited to setting Director compensation and administering the Plan. Our non-Director officers have no role in determining or recommending Director compensation. Directors who are also officers of the Company do not receive any special or additional remuneration for services on our Board of Directors or any of its committees. Each non-employee Independent Director received compensation for services on our Board of Directors and its committees as provided below.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
H. Michael Schwartz	$—	$—	$—	$—	$—	$—	$—
Harold “Skip” Perry	$48,000	$37,500	$—	$—	$—	$800	$86,300
Timothy S. Morris	$46,750	$37,500	$—	$—	$—	$10,700	$94,950

Cash Compensation to Directors

We paid each of our Independent Directors a retainer of $30,000 for the year-ended December 31, 2009 plus $1,000 for each Board of Directors or committee meeting the Independent Director attended in person ($2,000 for attendance by the Chairman of the Audit Committee at each meeting of the Audit Committee and $1,500 for attendance by the Chairman of any other committee at each of such committee’s meetings) and $1,000 for each regularly scheduled meeting the Independent Director attended by telephone ($250 for special Board of Directors meetings conducted by telephone). In the event there were multiple meetings of our Board of Directors and one or more committees in a single day, the fees were limited to $2,000 per day ($2,500 for the Chairman of the Audit Committee if there was a meeting of such committee).

All Directors received reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors.

Employee and Director Long-Term Incentive Plan Awards to Independent Directors

Pursuant to the Plan, we issued 2,500 shares of restricted stock to each Independent Director on January 27, 2009, which vest ratably over a period of four years from the date such Independent Director was appointed to our Board of Directors (the “Initial Restricted Stock Awards”). We also issued additional awards of 1,250 shares of restricted stock to each Independent Director upon reelection to our Board of Directors on June 17, 2009, vest ratably over a period of four years from the date of reelection (the “Annual Restricted Stock Awards”). Both the Initial Restricted Stock Awards and the Annual Restricted Stock Awards are subject to a number of other conditions set forth in such awards.

The Plan was approved and adopted prior to the commencement of our ongoing initial public offering in order to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and increase profits; (2) encourage selected persons to accept or continue employment with us or with our Advisor or its affiliates that we deem important to our long-term success; and (3) increase the interest of our Independent Directors in our success through their participation in the growth in value of our stock. Pursuant to the Plan, we may issue options, stock appreciation rights, distribution equivalent rights and other equity-based awards, including, but not limited to, restricted stock.

The total number of shares of our common stock (or common stock equivalents) reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares. The term of the Plan is ten years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our properties, the Plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, the Compensation Committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

In the event that the Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award, then the

Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.

The following table provides information about the Plan as of March 31, 2010:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	—	—	1,908,786
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	—		1,908,786

*	The total number of shares of our common stock (or common stock equivalents) reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares. As of March 31, 2010, we had 19,162,862 outstanding shares of common stock.

Executive Officers and Directors

Included below is certain information regarding our executive officers and Directors. All of our Directors, including our two Independent Directors, have been nominated for reelection at the 2010 annual meeting of stockholders. All of our executive officers serve at the pleasure of our Board of Directors.

Name	Age	Position(s)	Period with Company
H. Michael Schwartz	43	Chairman of the Board of Directors, President and Chief Executive Officer	8/2007 - present
Paula Mathews	58	Executive Vice President and Secretary	8/2007 - present
Michael S. McClure	47	Chief Financial Officer and Treasurer	1/2008 - present
Wayne Johnson	52	Senior Vice President — Acquisitions	8/2007 - present
Robert Cerrone	51	Senior Vice President — Self Storage Operations	8/2007 - present
Harold “Skip” Perry	63	Independent Director	2/2008 - present
Timothy S. Morris	49	Independent Director	2/2008 - present

H. Michael Schwartz. Mr. Schwartz is our Chairman of the Board of Directors and our Chief Executive Officer and President. Mr. Schwartz has been an officer and director since our initial formation in 2007. Mr. Schwartz is also President of our advisor. He is a registered representative of U.S. Select Securities LLC, our dealer manager, and holds Series 7, 24, 27 and 63 licenses. He was appointed President of our sponsor, Strategic Capital, in July 2004 and is primarily responsible for the commercial office, retail and self storage programs. From July 2004 until April 2007, Mr. Schwartz held the positions of Vice Chairman or Co-President of U.S. Advisor, LLC, which owns 100% of U.S. Select Securities LLC and owns 49% of Strategic Capital. He has more than 20 years of real estate, securities and corporate financial management experience. From 2002 to 2004, Mr. Schwartz was the Managing Director of Private Structured Offerings for Triple Net Properties, LLC (now an indirect subsidiary of Grubb & Ellis Company). In addition, he served on the board of their affiliated broker-dealer, NNN

Capital Corp. (now Grubb & Ellis Securities, Inc.). From 2000 to 2001, Mr. Schwartz was Chief Financial Officer for Futurist Entertainment, a diversified entertainment company. From 1995 to 2000, he was President and Chief Financial Officer of Spider Securities, Inc. (now Merriman Curhan Ford & Co.), a registered broker-dealer that developed one of the first online distribution outlets for fixed and variable annuity products. From 1990 to 1995, Mr. Schwartz served as the Vice President and Chief Financial Officer of Western Capital Financial (an affiliate of Spider Securities), and from 1994 to 1998 Mr. Schwartz was also President of Palladian Advisors, Inc. (an affiliate of Spider Securities). Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.

Paula Mathews. Ms. Mathews is our Executive Vice President and Secretary. Ms. Mathews has been our Executive Vice President and Secretary since our initial formation in 2007. Ms. Mathews is also Executive Vice President of our advisor. Ms. Mathews joined Strategic Capital in 2005 as Vice President — Commercial Operations. She is responsible for pre-acquisition due diligence and post-acquisition management and leasing of all commercial assets. Prior to joining Strategic Capital, Ms. Mathews was a private consultant from 2003 to 2005 providing due diligence services on the acquisition and disposition of assets for real estate firms. Prior to that, Ms. Mathews held senior level executive positions with several pension investment advisors, including the following: Colton Company from 2002 to 2003 where she was the Director of Operations; KBS Realty Advisors from 1995 to 2001 where she was responsible for the management of $600 million in “value added” commercial assets in seven states; TCW Realty Advisors (now CBRE Investors) from 1985 to 1992 as a Senior Vice President where her focus was retail assets within closed end equity funds; and PMRealty Advisors from 1983 to 1985 in a portfolio management role. She began her real estate career in 1977 with The Irvine Company, the largest land holder in Orange County, California, where she held several positions within the Commercial/Industrial Division structuring industrial built-to-suit, and ground leases. Ms. Mathews holds a B.S. degree from the University of North Carolina, Chapel Hill.

Michael S. McClure. Mr. McClure is our Chief Financial Officer and Treasurer. Mr. McClure has been our Chief Financial Officer and Treasurer since January 2008. Mr. McClure is also the Chief Financial Officer of our advisor. He joined our advisor in January 2008. Mr. McClure is responsible for overseeing our budgeting, forecasting and financial management policies, along with directing all SEC and regulatory reporting. Prior to joining our advisor, Mr. McClure was Vice President of Finance for the North Inland Empire Division of Pulte Homes, Inc. since 2004. At Pulte Homes, he was responsible for all finance, accounting, human resources and office administration functions. From 2002 to 2004, Mr. McClure was a Director in the Audit Business Advisory Services practice for PricewaterhouseCoopers. From 1985 to 2002, Mr. McClure was with Arthur Andersen LLP, holding various positions including Partner. In his 20 years of experience in the public accounting field, Mr. McClure had extensive experience in the real estate industry working with REITs, homebuilders and land development companies and worked on numerous registration statements and public offerings. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. McClure holds a B.S.B.A. degree from California State University, Fullerton.

Wayne Johnson. Mr. Johnson is our Senior Vice President — Acquisitions. Mr. Johnson has been our Senior Vice President — Acquisitions since our initial formation in 2007. Mr. Johnson is also Senior Vice President — Acquisitions for our advisor. He joined Strategic Capital in June 2006 to focus on self storage acquisitions. Prior to joining Strategic Capital, from 2002 to 2006, Mr. Johnson developed and managed LaPlaza Self Storage in McAllen, Texas and three American Home Self Storage facilities in Dallas, Texas and Carrollton, Texas. Mr. Johnson entered the commercial real estate business in 1979 after graduating from Southern Methodist University with a BBA in Finance and Real Estate. He has been involved in all aspects of commercial development and leasing including office, office warehouse, retail and self storage facilities. Mr. Johnson has developed, managed and operated 14 self storage facilities and other commercial properties over the past 23 years. His recent experience includes the development and management of various facilities representing in excess of one million square feet. Currently, Mr. Johnson serves on the board and is the past President of the Texas Self Storage Association (TSSA), which is the trade organization for self storage development, ownership and management in Texas which has approximately 3,100 members consisting of storage owners, developers, operators and vendors throughout Texas.

Robert Cerrone. Robert Cerrone is our Senior Vice President — Self Storage Operations. Mr. Cerrone has been our Senior Vice President — Self Storage Operations since our initial formation in 2007. Mr. Cerrone is responsible for overseeing the self storage property and asset management, managing the day-to-day activities, maintaining and upgrading our growing self storage facilities as well as participating in developing our long term strategic plan. Mr. Cerrone is also the Senior Vice President — Self Storage Operations for our advisor. He joined Strategic Capital in 2006 as a Senior Vice President of Commercial Operations. From 2005 to 2006, Mr. Cerrone was the Vice President for Boston Capital’s Self Storage Division as an asset director and investment manager. From 1997 to 2005, Mr. Cerrone worked for Public Storage as a Regional Vice President of Operations for a 93 property, $750 million portfolio from Dallas/Ft Worth to Nashville and then an 81 property, $900 million portfolio in Baltimore/ Washington D.C. and Richmond and was responsible for overseeing day-to-day operations. Prior to the self storage industry, Mr. Cerrone spent 15 years in the restaurant industry and held various executive positions at the Vice President and Director level in operation and management of several high profile restaurant chains such as California Pizza Kitchen and The Hard Rock Cafes. Mr. Cerrone holds a BS in Architectural Engineering from Pennsylvania State University.

Harold “Skip” Perry. Mr. Perry is one of our Independent Directors and is the Chairman of our Audit Committee of our board of directors and a member of our Nominating and Corporate Governance Committee and Compensation Committee of our board of directors. Mr. Perry has over 35 years of financial accounting, management and consulting experience in the real estate industry for domestic and international organizations. He is currently the Managing Director of Alvarez & Marsal Real Estate Advisory Services, LLC. From 2007-2009 he was the Executive Managing Director of Real Globe Advisors, LLC, a commercial real estate advisory firm he founded in 2007. From 1995 to 2007, Mr. Perry was a national partner in Ernst & Young LLP’s Transactional Real Estate Advisory Services Group and held a number of leadership positions within Ernst & Young. While at Ernst & Young, he handled complex acquisition and disposition due diligence matters for private equity funds and corporate clients, complex real estate portfolio optimization studies, and monetization strategies within the capital markets arena, including valuation of self storage facilities. Prior to 1995, Mr. Perry headed the Real Estate Consulting Practice of the Chicago office of Kenneth Leventhal & Co. Prior to his time with Kenneth Leventhal & Co., Mr. Perry was a senior principal with Pannell Kerr Forester, a national accounting and consulting firm specializing in the hospitality industry. Mr. Perry is a CPA and holds the MAI designation with the Appraisal Institute and a CRE designation with the Counselors of Real Estate. He graduated with a Bachelor of Arts in Russian and Economics from the University of Illinois, and has a Masters of Business Administration with a concentration in finance from Loyola University in Illinois.

Timothy S. Morris. Mr. Morris is one of our Independent Directors and is the Chairman of our Nominating and Corporate Governance Committee of our board of directors and a member of our Audit Committee and Compensation Committee of our board of directors. Mr. Morris has more than 28 years of financial and management experience with several international organizations. In 2008, Mr. Morris founded AMDG Worldwide Ltd., a consultancy business for the philanthropic sector. From 2007 to 2008, Mr. Morris was the Chief Financial Officer for Geneva Global, Inc., a philanthropic advisor and broker which invests funds into developing countries. Prior to joining Geneva Global, Inc., from 2002 to 2007, Mr. Morris was the Director of Corporate Services for Care International UK Ltd. where he was responsible for the finance, internal audit, risk management, human resources, legal insurance and information technology functions during the financial turnaround period of that organization. From 2000 to 2002, Mr. Morris was the Controller for Royal Society Mencap, a learning disability charity. From 1996 to 1999, Mr. Morris was the head of global management reporting for Adidas Group AG in Germany and then the International Controller for Taylor Made Golf Company, Inc., a subsidiary of Adidas Group AG. Prior to 1996, Mr. Morris held various management and senior finance roles within organizations such as the International Leisure Group, Halliburton/KBR and the Bank for International Settlements in Basle, Switzerland. Mr. Morris has his Bachelor of Science in Economics from Bristol University in the United Kingdom, his MBA from the Cranfield School of Management in the United Kingdom, and he is a Chartered Management Accountant (ACMA).

STOCK OWNERSHIP

Beneficial Ownership of the Company’s Stock

The following table sets forth, as of March 31, 2010, the amount of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (2) each of our Directors; (3) each of our executive officers; and (4) our Directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 19,162,862 shares of common stock outstanding as of March 31, 2010.

	Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock		Percentage of Class
H. Michael Schwartz, Chairman of the Board of Directors, President and Chief Executive Officer	114	(3)	*
Paula Mathews, Executive Vice President and Secretary	—		*
Michael S. McClure, Chief Financial Officer and Treasurer	—		*
Wayne Johnson, Senior Vice President — Acquisitions	—		*
Robert Cerrone, Senior Vice President — Self Storage Operations	—		*
Harold “Skip” Perry, Independent Director	1,447	(4)	*
Timothy S. Morris, Independent Director	1,201	(4)	*

All directors and executive officers as a group	2,762		*

*	Represents less than 1% of our outstanding common stock as of March 31, 2010.

(1)	The address of each beneficial owner listed is 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694.

(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 31, 2010. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock show as beneficially owned by them.

(3)	Includes 100 shares owned by Strategic Storage Advisor, LLC, which is indirectly owned and controlled by Mr. Schwartz.

(4)	Each Independent Director was awarded 2,500 shares of restricted stock on January 27, 2009, which vest ratably over a period of four years from the date such Independent Director was appointed to our Board of Directors, and was awarded 1,250 shares of restricted stock upon reelection to our Board of Directors on June 17, 2009, which vest ratably over a period of four years from the date of reelection. The amounts listed included all shares of restricted stock that have vested as of March 31, 2010 or will vest within 60 days of such date plus shares purchased by the Independent Directors pursuant to our distribution reinvestment plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer, and individual beneficially owning more than 10.0% of a registered security to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5). These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2009 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons for 2009, except that, due to an administrative error, a late Form 5 was filed by H. Michael Schwartz related to the fiscal year ended December 31, 2009 that reported his beneficial ownership of 114 shares of our common stock, which includes 100 shares beneficially owned due to his direct or indirect ownership and control of our Advisor and 14 shares he received as consideration in connection with the mergers we completed with REIT I and REIT II on September 24, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Certain of our executive officers and one of our Directors hold ownership interests in and are officers of our Sponsor, our Advisor, our Property Manager, our Dealer Manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to: (1) allocation of new investments and management time and services between us and the other entities; (2) our purchase of properties from, or sale of properties to, affiliated entities; (3) the timing and terms of the investment in or sale of an asset; (4) development of our properties by affiliates; (5) investments with affiliates of our Advisor; (6) compensation to our Advisor; and (7) our relationship with our Dealer Manager and Property Manager.

Our Independent Directors reviewed the material transactions between us and our affiliates during the year-ended December 31, 2009. We are currently a party to three types of agreements giving rise to material transactions between us and our affiliates, including our Advisory Agreement, our Property Management Agreements and our Dealer Manager Agreement. Set forth below is a description of the relevant transactions with our affiliates, which we believe have been executed on terms that are fair to the Company.

Advisory Agreement

Strategic Storage Advisor, LLC, our Advisor, is wholly owned by Strategic Storage Holdings, LLC (“Strategic Storage Holdings”). Our Sponsor owns a controlling interest in Strategic Storage Holdings, and certain executives of our Sponsor and our Advisor, and other individuals, own a minority interest in Strategic Storage Holdings. H. Michael Schwartz, the Chairman of our Board of Directors and our President and Chief Executive Officer, and the President of our Advisor, owns a controlling interest in our Sponsor and a minority interest in Strategic Storage Holdings.

Our Advisor and its affiliates perform services for us in connection with the offer and sale of our shares and the selection, acquisition and management of our properties pursuant to our Advisory

Agreement. The term of our Advisory Agreement is one year and will end on March 17, 2011, but may be renewed for an unlimited number of successive one-year periods. Under our Advisory Agreement, our Advisor is entitled to fees that are structured in a manner intended to provide incentives to our Advisor to perform in our best interests and in the best interests of our stockholders. Pursuant to our Advisory Agreement, we incurred approximately $4.5 million in fees and expense reimbursements payable to our Advisor for services performed during 2009, the details of which are provided below.

Our Advisor and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, our Advisor will be required to devote sufficient resources to our administration to discharge its obligations.

Many of the services performed by our Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our Advisor performs for us as our Advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the Advisory Agreement, our Advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our Board of Directors. In its performance of this undertaking, our Advisor, either directly or indirectly by engaging an affiliate, performs the following, among other duties and subject to the authority of our Board of Directors:

•	finding, evaluating, presenting and recommending to us investment opportunities consistent with our investment policies and objectives;

•	serving as our investment and financial advisor and providing research and economic and statistical data in connection with our assets and our investment policies;

•	acquiring properties and making investments on our behalf in compliance with our investment objectives and policies;

•	structuring and negotiating the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	reviewing and analyzing each property’s operating and capital budget;

•	arranging, structuring and negotiating financing and refinancing of properties;

•	performing all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consulting with our officers and Board of Directors and assisting the Board of Directors in formulating and implementing of our financial policies;

•

preparing and reviewing on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	providing the daily management and performing and supervising the various administrative functions reasonably necessary for our management and operations; and

•

investigating, selecting, and, on our behalf, engaging and conducting business with such third parties as our Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement.

Our Advisor will be entitled to receive various fees and expenses under the terms of the Advisory Agreement. Generally, we are required under the Advisory Agreement to reimburse our Advisor for organization and offering costs up to 3.5% of the gross offering proceeds from the primary offering portion of our initial public offering (the “Primary Offering”); provided, however, our Advisor must reimburse us within 60 days after the end of the month in which our initial public offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions and dealer manager fees) in excess of 3.5% of the gross offering proceeds from the Primary Offering. We incurred such organization and offering costs for the year-ended December 31, 2009 totaling approximately $1.3 million payable to our Advisor. The Advisory Agreement also requires our Advisor to reimburse us at the end of an offering to the extent that offering expenses, including sales commissions, Dealer Manager fees and organization and offering expenses, are in excess of 15% of gross proceeds from our initial public offering. Our Advisor receives acquisition fees equal to 2.5% of the contract purchase price of each property we acquire plus reimbursement of acquisition expenses. Such amounts for the year-ended December 31, 2009 totaled approximately $1.6 million. Our Advisor also receives a monthly asset management fee for managing our assets equal to 0.0833% of the aggregate asset value of our assets. Such amounts for the year-ended December 31, 2009 totaled approximately $423,000 (we also paid approximately $50,000 in asset management fees to the REIT I and REIT II advisors, which are affiliates of our Advisor, related to the properties we acquired in the mergers with REIT I and REIT II). Under the Advisory Agreement, our Advisor receives fees in an amount equal to up to one-half of the total real estate commission paid but in no event to exceed an amount equal to 3.0% of the contract sale price for each property we sell as long as our Advisor provides substantial assistance in connection with the sale. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6.0% of the contract sale price of the property. There were no such fees for the year-ended December 31, 2009. Our Advisor may also be entitled to various subordinated fees if we (1) list our shares of common stock on a national exchange, or (2) in the alternative we terminate the Advisory Agreement or liquidate our portfolio. There were no such fees for the year-ended December 31, 2009.

The Advisory Agreement provides for reimbursement of our Advisor’s direct and indirect costs of providing administrative and management services to us. Such amounts for the year-ended December 31, 2009 totaled approximately $761,000. Commencing four fiscal quarters after the acquisition of our first real estate asset, our operating expenses shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive, and our Advisor must reimburse us in the event our total operating expenses for the 12 months then ended exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, unless a majority of our Independent Directors has determined that such excess expenses were justified based on unusual and non-recurring factors.

Property Management Agreements

Similar to our Advisor, Strategic Storage Property Management, LLC, our Property Manager, is wholly owned by Strategic Storage Holdings.

Our Property Manager manages our properties pursuant to separate Property Management Agreements for each property. The Property Management Agreements have one year terms and automatically renew unless notice is given by either us or our Property Manager. Our Property Manager derives substantially all of its income from the property management services it performs for us. Pursuant to our Property Management Agreements, we incurred approximately $384,000 in fees payable to our Property Manager for services performed during 2009. Our Property Manager may enter into Sub-Property Management Agreements with third party management companies and pay part of its management fee to such Sub-Property Managers.

Our Property Manager (or Sub-Property Manager) is responsible for hiring, directing and establishing policies for employees who have direct responsibility for the operations of each property we acquire, which may include but not be limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and also may be employed by our Advisor or certain companies affiliated with it. Our Property Manager is also responsible for directing the purchase of equipment and supplies and supervising all maintenance activity.

Our Property Manager is entitled to receive a fee for its services in managing our properties, except for those properties acquired in the merger with REIT I, generally equal to 6.0% of the gross revenues from the properties plus reimbursement of the direct costs of managing the properties. The properties acquired in the merger with REIT I are managed by an affiliate of our Sponsor and a portion of those property management fees are paid to a third party property manager. As a condition of the merger with REIT II, the monthly property management fees for properties acquired through the merger with REIT II have been waived until the FFO, as defined in the merger agreement, relating to the REIT II properties reaches $0.70 per share. In the event that the Property Manager assists with development or redevelopment of a property, we may pay a separate market-based fee for such services. The Property Manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements.

Dealer Manager Agreement

U.S. Select Securities LLC, our Dealer Manager, is an affiliate of our Advisor and our Sponsor.

Our Dealer Manager serves as our Dealer Manager pursuant to our Dealer Manager Agreement. The Dealer Manager Agreement will terminate upon the termination of our initial public offering or upon 60 days written notice by either party. Our Dealer Manager provides wholesaling, sales promotional and marketing services to us in connection with our initial public offering. Specifically, our Dealer Manager ensures compliance with SEC rules and regulations and FINRA rules relating to the sale process and participating broker-dealer relationships, assists in the assembling of prospectus kits, assists in the due diligence process and ensures proper handling of investment proceeds. Pursuant to our Dealer Manager Agreement, we incurred the following amounts payable to our Dealer Manager during 2009: (1) approximately $5.7 million in selling commissions, all of which were reallowed to participating broker-dealers; and (2) approximately $2.4 million in Dealer Manager fees, approximately $800,000 of which were reallowed to participating broker-dealers.

Our Dealer Manager is entitled to receive a sales commission of up to 7.0% of gross proceeds from sales in the Primary Offering and a Dealer Manager fee equal to up to 3.0% of gross proceeds from sales in the Primary Offering. Our Dealer Manager has entered into participating dealer agreements with certain other broker-dealers authorizing them to sell our shares. Upon sale of our shares by such broker-dealers, our Dealer Manager re-allows all of the sales commissions paid in connection with sales made by these broker-dealers. Our Dealer Manager may also re-allow to these broker-dealers a portion of the 3.0% Dealer Manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our Dealer Manager, payment of attendance fees required for employees of our Dealer Manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses. Our Dealer Manager is also entitled to receive a reimbursement of bona fide due diligence expenses up to 0.5% of the gross proceeds from sales in the Primary Offering.

PROPOSALS ON WHICH YOU MAY VOTE

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA MAIL USING THE ENCLOSED PROXY CARD AND ENVELOPE, VIA THE INTERNET AT http://www.dfking.com/strategic OR VIA TELEPHONE AT 1-800-991-5620.

YOUR VOTE IS VERY IMPORTANT AND YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE US SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

PROPOSAL 1. ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all three members of our Board of Directors. Each person elected will serve as a Director until our 2011 annual meeting of stockholders and until his successor is elected and qualified. Our Board of Directors has nominated the following people for re-election as Directors:

•	H. Michael Schwartz

•	Harold “Skip” Perry

•	Timothy S. Morris

Each of the nominees is a current member of our Board of Directors. Detailed information on each nominee is provided on pages 15-18.

If any nominee becomes unable or unwilling to stand for re-election, our Board of Directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Recommendation

Each of the three nominees for re-election as a Director will be elected at the annual meeting if a quorum is present at the annual meeting and a majority of shares present in person or by proxy and entitled to vote at such meeting vote in favor of such Director for re-election. A properly executed proxy marked “FOR ALL” will be considered a vote in favor of all nominees for re-election as Director. A properly executed proxy marked “EXCEPTIONS” will be considered a vote in favor of all nominees EXCEPT those nominees you specifically list in the space provided. A properly executed proxy marked “WITHHOLD ALL” will be considered a vote against all director nominees.

Our Board of Directors unanimously recommends a vote “FOR ALL” nominees listed for re-election as Directors.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF REZNICK GROUP, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Reznick to be our independent registered public accounting firm for the year ending December 31, 2010. A representative of Reznick is expected to be present at the annual meeting and will have an opportunity to make a statement if he so desires. The representative also will be available to respond to appropriate questions from the stockholders.

Although it is not required to do so, our Board of Directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment. The affirmative vote of the holders of a majority of votes cast on the proposal at the annual meeting will be required to approve this proposal. In the event of a negative vote on this matter by our stockholders, the Audit Committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.

Recommendation

Our Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Reznick as our independent registered public accounting firm for the year ending December 31, 2010.

STOCKHOLDER PROPOSALS

Any proposal by a stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by our secretary, Paula Mathews, at our offices no later than December 21, 2010 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. If a stockholder desires to present a proposal at the 2011 annual meeting, whether or not the proposal is intended to be included in the 2011 proxy materials, our bylaws require that the stockholder give advance written notice to our secretary, Paula Mathews, no earlier than December 21, 2010 and no later than January 20, 2011. Stockholders desiring to submit a proposal are advised to examine the Company’s bylaws, as they contain additional submission requirements.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

YOUR VOTE IS IMPORTANT! You can authorize the proxies to cast your vote and otherwise represent you at the annual meeting in one of three ways:

INTERNET

http://www.dfking.com/strategic

•  Go to the website address listed above.

•  Have your proxy card ready.

•  Follow the simple instructions that appear on your computer screen.

•  You may vote online until 11:59 PM, eastern time, on June 15, 2010.

OR

TELEPHONE

1-800-991-5620

•  Use any touch-tone telephone.

•  Have your proxy card ready.

•  Follow the simple recorded instructions.

•  You may vote via telephone until 11:59 PM, eastern time, on June 15, 2010.

OR

MAIL

•  Mark, sign and date your proxy card.

•  Detach your proxy card.

•  Return your proxy card in the postage-paid envelope provided.

•  Completed proxy cards must be received before the polls close at the meeting.

IMPORTANT: READ REVERSE SIDE ▼ DETACH PROXY CARD HERE IF YOU ARE NOT AUTHORIZING YOUR PROXY BY TELEPHONE OR INTERNET ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE NOMINEES NAMED IN ITEM NO. 1 AND “FOR” ITEM NO. 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒	Votes must be indicated (x) in Black or Blue ink.

1.	For the election of H. Michael Schwartz, Harold “Skip” Perry and Timothy S. Morris to serve as Directors until the Annual Meeting of Stockholders of Strategic Storage Trust, Inc. to be held in the year 2011 and until their successors are elected and qualified.	FOR ALL NOMINEES	WITHHOLD ALL	*EXCEPTIONS		FOR	AGAINST	ABSTAIN
		☐	☐	☐	2. For ratification of the appointment of Reznick Group, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

01 H. Michael Schwartz 02 Harold “Skip” Perry 03 Timothy S. Morris

To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided.

*Exceptions

I plan to attend the Meeting ☐

IMPORTANT: Please sign below exactly as name appears hereon. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.

SIGN, DATE AND RETURN:

Date: / / 2010

If the stock is jointly owned, both parties must sign.

Date: / / 2010

PROXY CARD

Strategic Storage Trust, Inc.

Please vote by June 15, 2010

The undersigned stockholder of Strategic Storage Trust, Inc., a Maryland corporation, hereby appoints Michael S. McClure and Paula Mathews, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2010 Annual Meeting of Stockholders of Strategic Storage Trust, Inc. to be held on June 16, 2010 at 10:00 A.M. (PDT), at the offices of Strategic Storage Trust, Inc., 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Strategic Storage Trust, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR ALL” the nominees named in Item 1 and “FOR” Item 2.